Exhibit 32

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO 18
U.S.C. 1350

The undersigned, the Chief Executive Officer and the Chief Financial Officer of ARROGENE, Inc. (the “Company”), each hereby certifies that, to his knowledge on the date hereof:

(a)

the Form 10-Q of the Company for the quarter ended January 31, 2014, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(b)

the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

	By:	/s/ MAURIZIO VECCHIONE
Maurizio Vecchione
Chief Executive Officer

	By:	/s/ JEFFREY S. SPERBER
Jeffrey S. Sperber
Date: April 29, 2014		Chief Financial Officer